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                                                                    EXHIBIT 99.3
                                 CHARTER FOR THE

                  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

                            OF THE BOARD OF DIRECTORS

                                       OF

                                 CELERITEK, INC.

            (as adopted by the Board of Directors on March 27, 2003)



PURPOSE:

The purpose of the Corporate Governance and Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Celeritek, Inc. (the "Company") is to assist the Board in meeting appropriate governance standards. To carry out this purpose, the Committee shall: (1) assist the Board by identifying prospective director nominees and determine the director nominees for the next annual meeting of shareholders; (2) develop and recommend to the Board the governance principles applicable to the Company; (3) oversee the evaluation of the Board and management; and (4) recommend to the Board director nominees for each committee.

NOMINATION AND APPOINTMENT POLICY:

The Committee believes that it is in the best interests of the Company and its shareholders to obtain highly qualified candidates to serve as members of the Board. The Committee shall seek candidates for nomination and appointment with excellent decision-making ability, business experience, technological background, personal integrity and reputation.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

The Committee shall be comprised of no fewer than three (3) members. The members of the Committee shall meet the independence requirements of the applicable Nasdaq rules. The members of the Committee shall be appointed and replaced by the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

The responsibilities of the Committee include the following:

- Evaluate the current composition, organization and governance of the Board and its committees, and determine future Board and committee requirements, and make recommendations regarding the foregoing to the Board for approval.



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-     Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs, and proposal of the Board slate for election.

- Determine desired Board qualifications, expertise and characteristics. As necessary, conduct searches for potential Board members with corresponding attributes. Evaluate and determine proposed nominees for election to the Board at the next annual meeting of shareholders. Consider shareholder nominees for election to the Board. In performing these tasks the Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

- Evaluate the performance of the Board, and if necessary, recommend termination of membership of individual directors in accordance with the Board's governance principles, for cause or for other appropriate reasons. Oversee the Board's own performance evaluation process including conducting surveys of director observations, suggestions and preferences, and reviewing the self-evaluation of each director.

- Evaluate the performance of the Company's management. Conduct an annual review on succession planning, report its findings and recommendations to the Board, and work with the Board in evaluating potential successors to executive management positions.

- Develop and recommend to the Board the governance principles applicable to the Company.

-     Coordinate and approve Board and committee meeting schedules.


-     Annually review and evaluate its own performance.

-     Form and delegate authority to subcommittees when appropriate.

- Review and re-examine this Charter annually and make recommendations to the Board for any proposed changes.

In performing its responsibilities, the Committee shall have the authority to hire and obtain advice, reports or opinions from internal or external counsel and expert advisors.

MEETINGS:

The Committee will meet at least once each year. The Committee may establish its own schedule, which it will provide to the Board in advance.



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MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

Consistent with the Committee's charter, the Committee shall report to the Board regarding its recommendations for director nominees for the next annual meeting of shareholders and regarding its examinations and recommendations with respect to corporate governance.

COMPENSATION:

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers and per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

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